Exhibit 5.1

YSX TECH. CO., LTD	D	+852 3656 6054 / +852 3656 6073
	E	nathan.powell@ogier.com rachel.huang@ogier.com

Reference: NMP/RYH/514618.00001

13 February 2026

Dear Sirs

YSX TECH. CO., LTD (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-3, including all amendments and supplements thereto (the Registration Statement), to be filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering, issuance and sale from time to time, in one or more offerings, of up to US$200,000,000 of the following securities of the Company (the Securities):

(i)	class A ordinary shares of par value of US$0.0001 each of the Company (the Class A Shares);

(ii)	debt securities of the Company, including debentures, notes, bonds and other evidences of indebtedness, which may be senior debt securities or subordinated debt securities and may be exchangeable for and/or convertible into other securities, including the Class A Shares (together, the Debt Securities), each series of the Debt Securities to be issued under an indenture to be entered into by the Company and a trustee names therein (the Indenture);

(iii)	warrants to purchase the Class A Shares (the Warrants) issuable pursuant to the terms of a warrant agreement and a warrant certificate (together, the Warrants Documents);

(iv)	rights to purchase the Class A Shares (the Rights) issuable pursuant to the terms of a rights agent agreement and a right certificate (together, the Rights Documents); and

(v)	units composed of any combination of the securities described above (the Units) issuable pursuant to the terms of a unit agreement and a unit certificate (together, the Units Documents).

The Debt Securities, Warrants, the Rights and the Units are collectively referred to herein as Non-Equity Securities.

We have been advised that the Securities are to be offered on a delayed basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, and that this opinion is required to be furnished in accordance with the requirements of Item 601 (b)(5) of Regulation S-K under the Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issue of the Securities.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Janice Chu Zhao Rong Ooi Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the documents set forth in Schedule 1 (the Documents). In addition, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company, or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate (each as defined in Schedule 1) is accurate and complete as at the date of this opinion;

(e)	the CORIS Search (as defined in Schedule 1) which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolutions (as defined in Schedule 1) remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Registration Statement, the Indenture, the Warrants Documents, the Rights Documents, the Units Documents and similar agreements or instruments in respect of the issuance of the Securities (together, the Securities Documents) and no director has a financial interest in or other relationship to a party of the transactions contemplated by such documents which has not been properly disclosed in the Board Resolutions;

(h)	each of the parties to the Securities Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws. Any individuals who are parties to the Securities Documents, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such Securities Document, sign such documents and give such information;

(i)	each of the Securities Documents and Non-Equity Securities have been, or will be, duly authorised, duly executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands);

(j)	each of the Securities Documents will be legal, valid and binding and enforceable against all relevant parties in accordance with its terms under all relevant laws and, in respect of the Company, in the manner authorised under the Board Resolutions;

(k)	the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares), the issuance and sale thereof by the Company, and the Company's incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company then in effect nor any applicable law, regulation, order or decree in the Cayman Islands;

(l)	none of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(i)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(ii)	neither the execution or delivery of the Securities Documents nor the exercise by any party to the Securities Documents of its rights or the performance of its obligations under them contravene those laws or public policies;

(m)	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement, the Securities Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way;

(n)	no moneys paid to or for the account of any party under the Registration Statement and/or any of the Securities Documents represent, or will represent, criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised), and the Terrorism Act (Revised) respectively). None of the parties to the Registration Statement and/or any of the Securities Documents is acting or will act in relation to the transactions contemplated by the Registration Statement and/or any of the Securities Documents, in a manner inconsistent with sanctions imposed by Cayman Islands authorities, or United Nations or United Kingdom sanctions or measures extended by statutory instrument to the Cayman Islands by orders of His Majesty in Council;

(o)	the Non-Equity Securities will respectively be issued and authenticated as required in accordance with the provisions of a duly authorised, executed and delivered applicable Governing Document and the Non-Equity Securities will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the applicable laws and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands;

(p)	the issue of any Class A Shares pursuant to the Registration Statement and the Securities Documents, the issue of the Class A Shares upon the exercise of any exchange or convertible rights (if any) in accordance with the Indenture, the issue of the Class A Shares upon the exercise of the Warrants and the issue of the Class A Shares upon the exercise of the Rights, whether as principal issue or on the conversion, exchange or exercise of any Class A Shares, Debt Securities, Warrants or Rights, would not result in the Company exceeding its authorised share capital; and upon the issue of any Class A Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof and that such issuance will be duly registered, and will continue to be registered, in the Company's register of members;

(q)	there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company;

(r)	the certificates for the Class A Shares will conform to the specimen as set out thereof and upon issuance will have been duly countersigned by the transfer agent and duly registered by the registrar for the Class A Shares, or, if uncertificated, valid book-entry notations for the issuance of the Class A Shares in uncertificated form will have been duly made in the share register of the Company;

(s)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Securities;

(t)	at the time of the issuance of any Class A Shares in accordance with its terms:

(i)	the Company will not have been struck off or placed in liquidation; and

(ii)	the issue price for each Class A Share to be issued will not be less than the par value of such share;

(u)	neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver or restructuring officer has been appointed over any of the Company’s property or assets;

(v)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

(w)	the Company has obtained, or will obtain prior to execution, all consents, licences, approvals and authorisations of any governmental or regulatory authority or agency or of any other person that it is required to obtain pursuant to the laws of all relevant jurisdictions (other than those of the Cayman Islands) to ensure the legality, validity, enforceability, proper performance and admissibility in evidence of the Governing Documents. Any conditions to which such consents, licences, approvals and authorisations are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them; and

(x)	all necessary corporate action will be taken to authorise and approve any issuance of Securities and the terms of the offering of such Securities thereof and other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 2 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Authorised share capital

(b)	The authorised share capital of the Company is US$50,000 divided into (i) 470,000,000 Class A Shares and (ii) 30,000,000 Class B ordinary shares of US$0.0001 par value each (each a Class B Share).

Valid issuance of the Securities

(c)	Upon the Class A Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of Class A Shares upon the exercise of any exchange or convertible rights (if any) in accordance with the Indenture, the issuance of the Class A Shares upon the exercise of the Warrants in accordance with the Warrants Documents and the issuance of the Class A Shares upon the exercise of the Rights in accordance with the Rights Documents) having been duly authorised by the Company and, when issued by the Company upon:

(i)	payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement (including the issuance of Class A Shares upon the exercise of any exchange or convertible rights (if any) in accordance with the Indenture, the issuance of the Class A Shares upon the exercise of the Warrants in accordance with the Warrants Documents or the issuance of the Class A Shares upon the exercise of the Rights in accordance with the Rights Documents) and in accordance with the Board Resolutions and the Memorandum and Articles; and

(ii)	the entry of those Class A Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable.

(d)	Upon the terms of the Debt Securities and the Indenture having been duly authorised by the Company and, when the Indenture having been duly executed, dated and delivered by the Company and the parties thereto in accordance with the Indenture, the Registration Statement and any prospectus supplement relating thereto, and upon payment in full of the consideration therefor, the Debt Securities will constitute legal, valid and binding obligations of the Company.

(e)	Upon the terms of the Warrants and the Warrants Documents having been duly authorised by the Company and, when the Warrants Documents having been duly executed, dated and delivered by the Company and the parties thereto in accordance with the Warrants Documents, the Registration Statement and any prospectus supplement relating thereto, and upon payment in full of the consideration therefor, the Warrants will constitute legal, valid and binding obligations of the Company.

(f)	Upon the terms of the Rights and the Rights Documents having been duly authorised by the Company and, when the Rights Documents having been duly executed, dated and delivered by the Company and the parties thereto in accordance with the Rights Documents, the Registration Statement and any prospectus supplement relating thereto, and upon payment in full of the consideration therefor, the Rights will constitute legal, valid and binding obligations of the Company.

(g)	Upon the terms of the Units and the Units Documents having been duly authorised by the Company and, when the Units Documents having been duly executed, dated and delivered by the Company and the parties thereto in accordance with the Units Documents, the Registration Statement and any prospectus supplement relating thereto, and upon payment in full of the consideration therefor, the Units will constitute legal, valid and binding obligations of the Company.

4	Matters not covered

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement and the Securities Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement and the Securities Documents (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and the Securities Documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company.

4.2	We have not reviewed the Securities Documents and our opinions are qualified accordingly.

4.3	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Securities Documents and the Non-Equity Securities and enforce the remainder of the Securities Documents and the Non-Equity Securities or the transaction of which such provisions form a part, notwithstanding any express provisions in any Securities Document in this regard.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Who can rely on this opinion

6.1	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm in the Registration Statement under the headings "Enforceability of Civil Liabilities" and "Legal Matters". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

6.2	This opinion may be used only in connection with the offer and sale of the Securities by the Company while the Registration Statement is effective. With the exception of your professional advisers (acting only in that capacity), it may not be relied upon by any person, other than persons entitled to rely upon it pursuant to the provisions of the Act, without our prior written consent.

Yours faithfully

/s/ Ogier
Ogier

SCHEDULE 1

The Documents

1	The certificate of incorporation of the Company dated 9 November 2022 issued by the Registrar.

2	The memorandum and articles of association of the Company adopted by special resolution on 9 November 2022 and filed with the Registrar on 9 November 2022 (together, the Memorandum and the Articles).

3	A certificate of good standing dated 10 February 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

4	A copy of the register of directors and officers of the Company filed with the Registrar on 24 January 2025 (the Register of Directors).

5	A copy of the listed register of members of the Company provided to us on 10 February 2026 showing the issued share capital of the Company as at 9 February 2026 as 26,705,175 Class A Shares and 1,177,325 Class B Shares (the Listed Register of Members, and together with the Register of Directors, the Registers).

6	A certificate from a director of the Company dated the date of this opinion as to certain matters of facts (the Director's Certificate).

7	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 12 February 2026 (the Register of Writs).

8	A search on the Cayman Online Registry Information Service conducted against the Company at the Registrar on 12 February 2026 (the CORIS Search).

9	A copy of the written resolutions of all of the directors of the Company dated 13 February 2026 approving, among other things, the Company's filing of the Registration Statement and the issuance of the Securities (the Board Resolutions).

10	The Registration Statement.

SCHEDULE 2

Qualifications

Good standing

1	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Register of members

3	Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

Non-assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Class A Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Class A Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

5	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Register of Writs

6	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

a.	any current or pending litigation in the Cayman Islands against the Company; or

b.	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.